UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2025

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-1402	34-1860551
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22801 St Clair Avenue

Cleveland, Ohio 44117

(Address of principal executive offices, with zip code)

(216) 481-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares, without par value	LECO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2025, Kellye I. Walker notified the Board of Directors (the “Board”) of Lincoln Electric Holdings, Inc. (the “Company”) of her intention to resign from the Board and not to stand for re-election upon the expiration of her current term, which expires at the Company’s 2025 annual meeting of shareholders. Ms. Walker’s decision to resign is not the result of any disagreement with management or the Board, or any matter relating to the operations, policies or practices of the Company. Her resignation will become effective as of the date of the Company’s 2025 annual meeting of shareholders.

On February 19, 2025, the Board of the Company increased its size from eleven to twelve members and elected N. Joy Falotico to fill the resulting vacancy. Ms. Falotico was appointed to the Audit and Nominating and Corporate Governance Committees of the Board. Ms. Falotico is the former President of The Lincoln Motor Company.

The Board has determined that Ms. Falotico is independent under the listing standards of the Nasdaq Stock Market. There is no arrangement or understanding between Ms. Falotico and any other persons pursuant to which Ms. Falotico was elected as a Director.

As a non-employee, independent Director, Ms. Falotico will receive compensation in the same manner as the Company’s other non-employee Directors, which compensation was previously disclosed in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 18, 2024. The initial restricted stock unit award is pro-rated based on length of services until the next regularly scheduled meeting where annual awards are granted, which will occur in December 2025. Ms. Falotico received 578 restricted stock units under the Company’s Stock Plan for Non-Employee Directors in connection with her election to the Board.

The Company has entered into its standard indemnification agreement with Ms. Falotico (the “Indemnification Agreement”). The form of the Indemnification Agreement is filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on February 29, 2012 and is incorporated herein by reference. The Indemnification Agreement supplements the indemnification coverage afforded by the Company’s Amended and Restated Code of Regulations under Ohio Law.

Additionally, on February 19, 2025, Michele R. Kuhrt, Executive Vice President, Chief Transformation Officer of the Company, informed the Company of her intention to retire, effective August 31, 2025. Ms. Kuhrt will remain employed by the Company to assist with the transition of her organization until her retirement later this year.

A copy of the Company’s press release announcing Ms. Falotico’s election to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	The Company’s press release dated February 20, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

Date: February 24, 2025	By:	/s/ Jennifer I. Ansberry
Jennifer I. Ansberry, Executive Vice President, General Counsel & Secretary